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                                                                     EXHIBIT 10





INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Growth Fund:

We consent to the incorporation by reference in this Post-Effective Amendment No. 16 to Registration Statement No. 33-10794 of our report dated December 14, 1998 appearing in the annual report to shareholders of Merrill Lynch Growth Fund for the year ended October 31, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.




/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
Princeton, New Jersey
December 23, 1998